Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based upon the audited and unaudited historical financial information of OneSpan, Inc., formerly known as VASCO Data Security International, Inc. (“OneSpan” or the “Company”) and Dealflo Limited (“Dealflo”) as adjusted to give effect to the following acquisition (the “Acquisition”):

As previously disclosed, on May 30, 2018 (“Acquisition date”),  the Company, through its wholly-owned subsidiary VASCO Digital Automation Limited, a privately held company incorporated under English law (“Purchaser”), entered into an all cash stock purchase agreement (“Agreement”). The Agreement provided for the acquisition of all of the outstanding stock of Dealflo Limited and its subsidiaries (“Dealflo”) for an aggregate purchase price, net of cash acquired, of GBP 41 million,  or USD $53.9 million (the “Purchase Price”) and is governed by English Law. The Purchase Price was subject to a locked box completion mechanism and was delivered cash free and debt free upon closing with a portion of the Purchase Price reserved for an escrow account deposited with an agent at closing. The Agreement contains customary representations, warranties and covenants of the parties to the Agreement with limited warranties provided by the investors and general warranties provided by certain shareholders who are Dealflo employees with a Buyer’s Warranty and Indemnity Insurance policy for supplemental claims coverage procured by the Purchaser.

Prior to the acquisition date, OneSpan held a minority ownership in Dealflo with a value of $0.8 million. The acquisition increased the Company’s ownership percentage to 100% from 1%.

The following unaudited pro forma condensed combined financial information combine the historical financial information of the Company and Dealflo. The unaudited pro forma condensed combined balance sheet at March 31, 2018 gives effect to the acquisition as if the acquisition had been consummated at that date. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 and the quarter ended March 31, 2018 are presented as if the acquisition had occurred on January 1, 2017.

Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2018

	Historical
		Dealflo		Dealflo			Pro Forma
		UK GAAP	US GAAP	US GAAP	Pro Forma		Condensed
	OneSpan	(in GBP)	Adjustments	(in USD)	Adjustments		Combined

ASSETS
Current assets
Cash and equivalents	$126,484	£5,023	£—	$7,048	$(58,729)	A	$74,803
Short term investments	39,953	—	—	—	—		39,953
Accounts receivable, net of allowances	34,445	1,272	—	1,785	(364)	B	35,866
Inventories, net	11,504	—	—	—	—		11,504
Prepaid expenses	6,478	46	—	65	364	B	6,543
Contract assets	4,874	—	—	—	—		5,238
Other current assets	4,547	420	—	589	—		5,136
Total current assets	228,285	6,761	—	9,487	(58,729)		179,043
Property and equipment, net	6,300	595	—	835	—		7,135
Goodwill	57,025	—	—	—	37,717	C	94,742
Intangible assets, net of accumulated amortization	35,733	—	—	—	16,100	D	51,833
Deferred income taxes	4,975	—	—	—	—		4,975
Contract assets - non-current	7,488	—	—	—	—		7,488
Other assets	7,062	—	—	—	(789)	E	6,273
Total assets	$346,868	£7,356	£—	$10,322	$(6,065)		$351,488
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$4,822	£464	£—	$651	$—		$5,473
Deferred revenue	30,433	1,781	97	2,635	(791)	F	32,277
Accrued wages and payroll taxes	10,669	55	—	77	—		10,746
Short-term income taxes payable	1,435	-	—	-	—		1,435
Other accrued expenses	9,598	697	—	978	1,100	G	11,676
Deferred compensation	395	-	—	-	—		395
Total current liabilities	57,352	2,997	97	4,341	309		62,002
Long-term deferred revenue	6,773	—	—	—	—		6,773
Other long-term liabilities	7,500	—	—	—	—		7,500
Long-term income taxes payable	12,848	—	—	—	—		12,848
Deferred income taxes	8,169	-	—	—	1,070	H	9,239
Long term debt	-	1,174	—	1,647	(1,647)	I	—
Total liabilities	92,642	4,171	97	5,988	(268)		98,362
Stockholders' equity
Common stock	40	-	—	—	—		40
Additional paid-in capital	91,106	13,352	—	18,735	(18,735)	J	91,106
Accumulated income	170,319	(10,398)	(97)	(14,726)	13,626	G,J	169,219
Accumulated other comprehensive loss	(7,239)	231	—	324	(324)	J	(7,239)
Total stockholders' equity	254,226	3,185	(97)	4,333	(5,433)		253,126
Total liabilities and stockholders' equity	$346,868	£7,356	£—	$10,321	$(5,701)		$351,488

Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2017

	Historical
		Dealflo		Dealflo			Pro Forma
		UK GAAP	US GAAP	US GAAP	Pro Forma		Condensed
	OneSpan	(in GBP)	Adjustments	(in USD)	Adjustments		Combined

Revenue
Product and license	$147,257	£—	£—	$—	$—		$147,257
Services and other	46,034	5,059	79	6,885	(1,093)	F,K	51,826
Total revenue	193,291	5,059	79	6,885	(1,093)		199,083

Cost of goods sold
Product and license	48,333	—	—	—	—		48,333
Services and other	10,444	1,142	—	1,530	(500)	K	11,474
Total cost of goods sold	58,777	1,142	—	1,530	(500)		59,807

Gross profit	134,514	3,917	79	5,355	(593)		139,276

Operating costs
Sales and marketing	58,994	—	—	—	2,437	B	61,431
Research and development	23,119	—	—	—	3,393	B	26,512
General and administrative	37,400	8,375	(147)	11,025	(4,730)	B,G	43,695
Amortization / impairment of intangible assets	8,809	—	—	—	2,970	L	11,779
Total operating costs	128,322	8,375	(147)	11,025	4,070		143,417

Operating income (loss)	6,192	(4,458)	226	(5,670)	(4,663)		(4,141)

Interest income (expense), net	1,431	(191)	—	(256)	256	I	1,431
Other income, net	758	—	—	—	—		758

Income (loss) before income taxes	8,381	(4,649)	226	(5,926)	(4,407)		(1,952)
Provision (benefit) for income taxes	30,780	(319)	—	(427)	(1,570)	M	28,783

Net income (loss)	$(22,399)	£(4,330)	£226	$(5,499)	$(2,837)		$(30,736)

Net income (loss) per share
Basic	$(0.56)						$(0.77)
Diluted	$(0.56)						$(0.77)

Weighted average common shares outstanding
Basic	39,802						39,802
Diluted	39,802						39,802

Unaudited Pro Forma Condensed Combined Statement of Operations for the Quarter ended March 31, 2018

	Historical
		Dealflo		Dealflo			Pro Forma
		UK GAAP	US GAAP	US GAAP	Pro Forma		Condensed
	OneSpan	(in GBP)	Adjustments	(in USD)	Adjustments		Combined

Revenue
Product and license	$33,494	£—	£—	$—	$—		$33,494
Services and other	11,938	1,524	20	2,152	(125)	K	13,965
Total revenue	45,432	1,524	20	2,152	(125)		47,459

Cost of goods sold
Product and license	8,185	—	—	—	—		8,185
Services and other	2,550	304	—	424	(125)	K	2,849
Total cost of goods sold	10,735	304	—	424	(125)		11,034

Gross profit	34,697	1,220	20	1,728	—		36,425

Operating costs
Sales and marketing	14,277	—	—	—	771	B	15,048
Research and development	5,797	—	—	—	1,451	B	7,248
General and administrative	10,774	2,176	(37)	2,982	(2,222)	B	11,534
Amortization / impairment of intangible assets	2,201	—	—	—	743	L	2,944
Total operating costs	33,049	2,176	(37)	2,982	743		36,774

Operating income (loss)	1,648	(956)	57	(1,254)	(743)		(349)

Interest income (expense), net	393	(256)	—	(357)	—		36
Other income (expense), net	380	—	—	—	—		380

Income (loss) before income taxes	2,421	(1,212)	57	(1,611)	(743)		67
Provision (benefit) for income taxes	629	26	—	36	(556)	M	109

Net income (loss)	$1,792	£(1,238)	£57	$(1,647)	$(187)		$(42)

Net income (loss) per share
Basic	$0.04						$(0.00)
Diluted	$0.04						$(0.00)

Weighted average common shares outstanding
Basic	39,910						39,910
Diluted	40,059						39,910

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(in thousands, except per share data)

1. Basis of Presentation

The unaudited pro forma condensed combined financial information presented here has been prepared using OneSpan’s and Dealflo’s historical consolidated financial information and presents the pro forma effects of the acquisition and certain adjustments described herein in accordance with Article 11 of Regulation S-X.

The historical statements of operations and balance sheet of Dealflo were prepared in accordance with United Kingdom Generally Accepted Accounting Practices (“UK GAAP”). The audited historical statement of operations and balance sheet of Dealflo include a reconciliation to US GAAP as a footnote disclosure, as set forth in Exhibit 99.2 to this Form 8-K/A. The Company has included the US GAAP adjustments noted in the Dealflo audited financial statements in the unaudited pro forma condensed combined financial information. The adjustments relate to undelivered elements of a multiple deliverable software arrangement in accordance with US GAAP ASC 985 Software, and recognition of stock based compensation expense in accordance with US GAAP ASC 718 Compensation-Stock Compensation.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 805, Business Combinations, (ASC 805). The unaudited pro forma condensed combined financial information will differ from the final purchase accounting for a number of reasons, including the fact that the estimates of fair values of assets and liabilities acquired are preliminary and subject to change when the formal valuation and other analyses are finalized. Upon completion of the valuation analysis, there may be additional increases or decreases to the recorded book values of Dealflo’s assets and liabilities, including, but not limited to assumed deferred revenue, technology, non-compete agreements, customer relationships, trademarks, and related deferred tax liabilities. The differences between the preliminary estimates and the final purchase accounting could have a material impact on the accompanying unaudited pro forma condensed combined financial information.

The historical financial information has been adjusted to give effect to matters that are (i) directly attributable to the Acquisition, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the operating results of the combined company.

The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is not necessarily indicative of what the combined company’s condensed consolidated financial position or results of operations actually would have been had the Acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial positions or operating results of the combined company.

This unaudited pro forma condensed combined financial information should be read in conjunction with the financial statements of OneSpan and Dealflo as noted below:

•

OneSpan’s historical audited consolidated financial statements, and related notes thereto, for the year ended December 31, 2017, included in OneSpan’s Annual Report on Form 10-K for the year ended December 31, 2017;

•

OneSpan’s historical unaudited condensed consolidated financial statements, and related notes thereto, for the quarters ended March 31, 2018 and 2017, included in OneSpan’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018;

•	The historical audited financial statements, and related notes thereto, of Dealflo for the year ended December 31, 2017 included as Exhibit 99.2 to this Form 8-K; and

This unaudited pro forma condensed combined financial information should also be read in conjunction with the Purchase Agreement filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 1, 2018.

2.  Purchase Price Allocation

The Acquisition is accounted for as a business acquisition using the acquisition method accounting in accordance with ASC 805, whereby the net assets acquired are recognized based on their estimated fair values on the acquisition date. The table below shows the calculation of the purchase consideration and allocation of purchase price to the estimated fair value of net assets acquired and liabilities assumed:

Purchase Consideration:
Cash	$59,518
Less: Cash acquired	(7,048)
Less: Previous investment	(789)
Net purchase price	$51,681

Net Assets Acquired and Liabilities Assumed
Acquired tangible assets	$3,585
Acquired intangible assets	16,100
Liabilities assumed	(5,721)
Goodwill	37,717
Total purchase price consideration	$51,681

The excess of purchase consideration over net assets assumed was recorded as goodwill, which represents the strategic value assigned to Dealflo, including expected benefits from synergies resulting from the acquisition, as well as the knowledge and experience of the workforce in place. In accordance with applicable accounting standards, goodwill is not amortized and will be tested for impairment at least annually, or more frequently, if certain indicators are present.

Based on the preliminary results of the valuation analysis, OneSpan has allocated approximately $16.1 million of the purchase price to identifiable intangible assets. The following table summarizes the major classes of intangible assets, the respective weighted-average amortization periods, and pro forma amortization:

			Pro Forma Amortization
		Weighted Average	Year ended	Quarter ended
	Estimated Fair Value	Amortization Period	December 31, 2017	March 31, 2018
	(in thousands)	(Years)	(in thousands)	(in thousands)
Identifiable Intangible Assets
Customer relationships	$10,000	7	$1,429	$357
Technology	5,900	4	1,475	369
Trademarks	200	3	67	17
	$16,100		$2,970	$743

The fair values of assets acquired and liabilities assumed are based on preliminary estimates of fair values as of the acquisition date. Management believes the fair values recognized for the assets acquired and liabilities assumed are based on reasonable estimates and assumptions. Preliminary fair value estimates may change as additional information becomes available. There can be no assurance that the final determination will not result in material changes from these preliminary amounts. Amounts preliminarily allocated to intangible assets and goodwill may change significantly, and amortization methods and useful lives may differ from the assumptions that have been used in this unaudited pro forma combined condensed financial information, any of which could result in a material change in operating expenses.

3. Pro Forma Adjustments

The unaudited pro forma condensed consolidated balance sheet includes adjustments made to historical financial information that were calculated assuming the Acquisition had been completed as of March 31, 2018. Unaudited pro forma adjustments are based upon available information and certain assumptions believed to be reasonable under the circumstances. The adjustments reflect preliminary estimates of the purchase price allocation, which may change upon finalization of our valuation assessment.

The unaudited pro forma condensed consolidated statements of operations include adjustments made to historical financial information calculated assuming the Acquisition was completed as of January 1, 2017. The unaudited pro forma condensed consolidated financial information does not include the impact of potential cost savings or other operating efficiencies that could result from the Acquisition.

 Income tax impacts resulting from pro forma adjustments for the year ended December 31, 2017 were calculated utilizing a statutory income tax rate of 17%. No tax benefit was reflected on the non-deductible acquisition costs. Income tax impacts resulting from pro forma adjustments for the quarter ended March 31, 2018 were estimated utilizing the estimated annual tax rate of 24%.

The following items resulted in adjustments reflected in the unaudited pro forma condensed consolidated financial information:

A.	To reflect the cash paid for the acquisition of $59.5 million, less the previous $0.8 million investment in Dealflo.

B.	To re-allocate certain line items for consistent presentation with OneSpan historic financial statements.

C.	To reflect goodwill resulting from the Acquisition.

D.	To reflect acquired identifiable intangible assets as discussed above in Note 2.

E.	To eliminate the 1% of equity ownership that the Company held in Dealflo prior to the acquisition date.

F.	To reflect fair value adjustment of acquired deferred revenue.

G.	To reflect acquisition related costs of $1.1 million incurred.

H.	To reflect deferred income tax liability of $1.1 million resulting primarily from acquired identifiable intangible assets and a fair value adjustment for acquired deferred revenue.

I.	To eliminate pre-existing long term debt of $1.6 million that was not assumed by OneSpan upon the acquisition and related interest expense as the debt is assumed settled as of January 1, 2017.

J.	To eliminate historical stockholders’ equity accounts of Dealflo.

K.

To eliminate intercompany revenue and related Cost of Goods Sold of $0.1 million and $0.5 million for the quarter ended March 31, 2018 and the year ended December 31, 2017, respectively, attributed to transactions that occurred between OneSpan and Dealflo.

L. M.	To reflect amortization of acquired intangible assets. To reflect additional tax benefit as a result of the combined net loss.